For additional information, contact:
Mark Fusler Corporate Controller and Investor Relations investor_relations@cavco.com
News Release	Phone: 602-256-6263 On the Internet: www.cavcoindustries.com
FOR IMMEDIATE RELEASE
CAVCO INDUSTRIES REPORTS FISCAL 2023 FOURTH QUARTER AND YEAR END RESULTS
PHOENIX, May 18, 2023 (GLOBE NEWSWIRE) – Cavco Industries, Inc. (Nasdaq: CVCO) today announced financial results for the fourth quarter and fiscal year ended April 1, 2023.
On January 3, 2023, we completed the acquisition of Solitaire Homes, which operates four manufacturing lines and twenty-two retail locations. Since the acquisition date, the results of Solitaire Homes are included in Cavco's consolidated financial statements.
Quarterly Highlights
•Net revenue and Net income of $476 million and $47 million, respectively. Solitaire Homes contributed $28 million of Net revenue and had a pre-tax loss of $0.8 million, which includes expected purchase accounting adjustments.
•Gross profit as a percentage of Net revenue was 25.3% with factory-built housing gross profit as a percentage of Net revenue at 24.4%, down 30 bps and 10 bps, respectively, from last year's fourth quarter.
◦Purchase accounting adjustment related to Solitaire Homes reduced factory-built housing gross margins 40 bps in the current period.
•Earnings per diluted share was $5.39 compared to $5.80 in last year's fourth quarter.
•Returned nearly $30 million to shareholders through stock repurchases.
Full Fiscal Year Highlights
•Thirteenth straight year of revenue and earnings growth, with Net revenue up 32% and Income before income taxes up 45% compared to last year.
•Gross profit as a percentage of Net revenue increased 80 bps to 25.9%, with factory-built housing gross profit as a percentage of Net revenue increasing 140 bps to 25.3%.
•Earnings per diluted share was $26.95 compared to $21.34 last year.
•Backlogs at April 1, 2023 were $244 million, compared to $1.1 billion at April 2, 2022 and $427 million three months ago.
Commenting on the results, Bill Boor, President and Chief Executive Officer, said, "Despite rising interest rates and increased economic challenges the last few quarters, our team has delivered another year of outstanding growth. In addition to solid operating results, we expanded our capacity through the Solitaire acquisition and the Hamlet and Glendale plant startups. The affordable housing problem only worsened over the past year; however, our ability to serve the need for our homes has never been stronger."

Three months ended April 1, 2023 compared to three months ended April 2, 2022

	Three Months Ended
($ in thousands, except revenue per home sold)	April 1, 2023	April 2, 2022	Change
Net revenue
Factory-built housing	$456,058	$488,316	$(32,258)	(6.6)%
Financial services	20,322	17,163	3,159	18.4%
	$476,380	$505,479	$(29,099)	(5.8)%

Factory-built modules sold	7,236	8,666	(1,430)	(16.5)%

Factory-built homes sold (consisting of one or more modules)	4,477	4,976	(499)	(10.0)%

Net factory-built housing revenue per home sold	$101,867	$98,134	$3,733	3.8%
•In the factory-built housing segment, the decrease in Net revenue was primarily due to lower sales volume, partially offset by higher home sales prices and the Solitaire Homes acquisition which contributed $28.3 million.
•Financial services segment Net revenue increased primarily from higher policy premium rates and more insurance policies in force in the current quarter compared to the prior year quarter, partially offset by lower interest income on the securitized portfolio that continues to amortize as expected.

	Three Months Ended
($ in thousands)	April 1, 2023	April 2, 2022	Change
Gross profit
Factory-built housing	$111,355	$119,559	$(8,204)	(6.9)%
Financial services	9,286	10,041	(755)	(7.5)%
	$120,641	$129,600	$(8,959)	(6.9)%

Gross profit as % of Net revenue
Consolidated	25.3%	25.6%	N/A	(0.3)%
Factory-built housing	24.4%	24.5%	N/A	(0.1)%
Financial services	45.7%	58.5%	N/A	(12.8)%

Selling, general and administrative expenses
Factory-built housing	$61,208	$54,699	$6,509	11.9%
Financial services	5,181	5,028	153	3.0%
	$66,389	$59,727	$6,662	11.2%

Income from operations
Factory-built housing	$50,147	$64,860	$(14,713)	(22.7)%
Financial services	4,105	5,013	(908)	(18.1)%
	$54,252	$69,873	$(15,621)	(22.4)%

•In the factory-built housing segment, Gross profit decreased from lower sales volume, partially offset by lower input costs. The Solitaire acquisition was a positive contributor to gross profit; however, purchase accounting adjustments decreased their contribution by $1.8 million. Selling, general and administrative expenses increased due to higher consultant fees related to the claiming of the energy efficient home credits and higher legal and other expenses related to the ongoing litigation between an indemnified former officer and the SEC.
•In the financial services segment, Gross profit decreased primarily due to higher weather related events in the fourth quarter and lower interest income earned on the acquired consumer loan portfolios as they continue to amortize as expected and lower unrealized gains on marketable equity securities in the insurance subsidiary's portfolio.

	Three Months Ended
($ in thousands, except per share amounts)	April 1, 2023	April 2, 2022	Change
Interest income	$3,933	$1,260	$2,673	212.1%
Other income (expense), net	676	(2,452)	3,128	127.6%
Net income attributable to Cavco common stockholders	47,312	53,624	(6,312)	(11.8)%
Diluted net income per share	$5.39	$5.80	$(0.41)	(7.1)%
•Interest income increased $2.7 million due to higher interest received on cash balances and increased lending under our commercial loan programs.
•Other income (expense), net for the period was income of $0.7 million versus an expense of $2.5 million primarily due to gains on corporate marketable equity securities in the current period, compared to losses on securities in the prior year.
•Income taxes totaled $11.2 million, resulting in an effective tax rate of 19.1% compared to $15.2 million and an effective tax rate of 22.1% in the prior year period. The lower effective tax rate in the current year period primarily relates to additional tax credits received for the sale of energy efficient homes available under the Internal Revenue Code §45L.
Items ancillary to our core operations had the following impact on the results of operations:

	Three Months Ended
($ in millions)	April 1, 2023	April 2, 2022
Net revenue
Unrealized gains (losses) recognized during the period on marketable equity securities held in the financial services segment	$0.4	$(0.1)
Selling, general and administrative expenses
Expenses incurred in engaging third-party consultants in relation to the non-recurring energy efficient home tax credits	(2.2)	(0.7)
Legal and other expense related to the Securities and Exchange Commission ("SEC") inquiry, net of recovery	(1.9)	(0.9)
Acquisition related transaction costs	(1.9)	—
Other income (expense), net
Gains (losses) recognized during the period on marketable equity securities at corporate	2.0	(2.7)
Income tax expense
Energy efficient home tax credits, net	3.0	1.3
Tax benefits from stock option exercises	0.5	—

Twelve months ended April 1, 2023 compared to twelve months ended April 2, 2022

	Year Ended
($ in thousands, except revenue per home sold)	April 1, 2023	April 2, 2022	Change
Net revenue
Factory-built housing	$2,069,450	$1,556,283	$513,167	33.0%
Financial services	73,263	70,875	2,388	3.4%
	$2,142,713	$1,627,158	$515,555	31.7%

Factory-built modules sold	32,885	28,885	4,000	13.8%

Factory-built homes sold (consisting of one or more modules)	19,376	16,697	2,679	16.0%

Net factory-built housing revenue per home sold	$106,805	$93,207	$13,598	14.6%
•In the factory-built housing segment, the year-over-year increase in Net revenue was primarily due to higher home selling prices, higher home sales volume and the Solitaire Homes acquisition, which provided $28.3 million.
•Financial services segment Net revenue increased primarily due to more insurance policies in force in the current year compared to the prior year and higher volume in home loan sales and servicing, partially offset by lower interest income earned on the acquired consumer loan portfolios that continue to amortize as expected.

	Year Ended
($ in thousands)	April 1, 2023	April 2, 2022	Change
Gross profit
Factory-built housing	$523,529	$372,250	$151,279	40.6%
Financial services	31,403	36,499	(5,096)	(14.0)%
	$554,932	$408,749	$146,183	35.8%

Gross profit as % of Net revenue
Consolidated	25.9%	25.1%	N/A	0.8%
Factory-built housing	25.3%	23.9%	N/A	1.4%
Financial services	42.9%	51.5%	N/A	(8.6)%

Selling, general and administrative expenses
Factory-built housing	$237,898	$186,278	$51,620	27.7%
Financial services	20,425	19,975	450	2.3%
	$258,323	$206,253	$52,070	25.2%

Income from operations
Factory-built housing	$285,631	$185,972	$99,659	53.6%
Financial services	10,978	16,524	(5,546)	(33.6)%
	$296,609	$202,496	$94,113	46.5%

•In the factory-built housing segment, Gross profit increased from higher home sales prices, partially offset by higher input costs. Selling, general and administrative expenses increased from higher salary and incentive compensation expense on improved earnings, the addition of Solitaire Homes and higher legal and other expenses related to the SEC inquiry. As announced on September 23, 2022, the United States District Court for the District of Arizona approved the settlement of the SEC action against the Company. The settlement resolves all claims in the action against the Company, but we remain obligated for ongoing indemnification for a former officer of the Company.
•In the financial services segment, Gross profit decreased primarily due to higher weather related claims, lower interest income earned on the acquired consumer loan portfolios and unrealized losses on marketable equity securities compared to unrealized gains in the prior year period.

	Year Ended
($ in thousands, except per share amounts)	April 1, 2023	April 2, 2022	Change
Interest income	$10,679	$3,537	$7,142	201.9%
Other income (expense), net	385	6,658	(6,273)	(94.2)%
Net income attributable to Cavco common stockholders	240,554	197,699	42,855	21.7%
Diluted net income per share	$26.95	$21.34	$5.61	26.3%
•Interest income increased $7.1 million due to higher interest rates on our cash balances and increased lending under our commercial loan programs.
•Other income (expense), net decreased primarily as a result of a non-recurring gain of $3.3 million on the consolidation of a non-marketable equity investment in the prior year. Additionally, the current year includes $0.8 million of gains on marketable equity securities held at Corporate compared to $1.3 million gains in the prior year. Partnership income decreased $0.7 million year-over-year mostly due to the consolidation of one of our joint ventures, as previously discussed. The remaining decrease is due to sales and other dispositions of property, plant and equipment during the year.
•For the year ended April 1, 2023, Income tax expense included $8.1 million of net tax credits related to the sale of energy efficient homes available under the Internal Revenue Code §45L, which resulted in an effective income tax rate of 21.5%. The year ended April 2, 2022 included $35.7 million of such credits, which resulted in an effective income tax rate of 6.7%.

Items ancillary to our core operations had the following impact on the results of operations:

	Year Ended
($ in millions)	April 1, 2023	April 2, 2022
Net revenue
Unrealized (losses) gains recognized during the period on securities held in the financial services segment	$(0.1)	$0.3
Selling, general and administrative expenses
Expenses incurred in engaging third-party consultants in relation to the non-recurring energy efficient home tax credits	(7.3)	(6.9)
Legal and other expense related to the SEC inquiry, net of recovery	(5.5)	(2.1)
Acquisition transaction costs	(2.5)	(2.4)
Other income (expense), net
Gains recognized during the period on corporate securities	0.8	1.3
Gain on consolidation of equity method investment	—	3.3
Income tax expense
Energy efficient home tax credits, net	8.1	35.7
Tax benefits from stock option exercises	0.9	1.3
Conference Call Details
Cavco's management will hold a conference call to review these results tomorrow, May 19, 2023, at 1:00 p.m. (Eastern Time). Interested parties can access a live webcast of the conference call on the Internet at https://investor.cavco.com or via telephone. To participate by phone, please register at https://register.vevent.com/register/BIf4c7b7e0df054712923d088231137ae7 to receive the dial in number and your PIN. An archive of the webcast and presentation will be available for 60 days at https://investor.cavco.com.

About Cavco
Cavco Industries, Inc., headquartered in Phoenix, Arizona, designs and produces factory-built housing products primarily distributed through a network of independent and Company-owned retailers. We are one of the largest producers of manufactured and modular homes in the United States, based on reported wholesale shipments. Our products are marketed under a variety of brand names including Cavco, Fleetwood, Palm Harbor, Nationwide, Fairmont, Friendship, Chariot Eagle, Destiny, Commodore, Colony, Pennwest, R-Anell, Manorwood, MidCountry and Solitaire. We are also a leading producer of park model RVs, vacation cabins and factory-built commercial structures. Cavco's finance subsidiary, CountryPlace Mortgage, is an approved Fannie Mae and Freddie Mac seller/servicer and a Ginnie Mae mortgage-backed securities issuer that offers conforming mortgages, non-conforming mortgages and home-only loans to purchasers of factory-built homes. Our insurance subsidiary, Standard Casualty, provides property and casualty insurance to owners of manufactured homes.

Forward-Looking Statements
Certain statements contained in this release are forward-looking statements. In general, all statements that are not historical in nature are forward-looking. Forward-looking statements are typically included, for example, in discussions regarding the manufactured housing industry; our financial performance and operating results; and the expected effect of certain risks and uncertainties on our business, financial condition and results of operations. All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Factors that could cause such differences to occur include, but are not limited to: the impact of local or national emergencies including the COVID-19 pandemic, including such impacts from state and federal regulatory action that restricts our ability to operate our business in the ordinary course and impacts on (i) customer demand and the availability of financing for our products, (ii) our supply chain and the availability of raw materials for the manufacture of our products, (iii) the availability of labor and the health and safety of our workforce and (iv) our liquidity and access to the capital markets; labor shortages and the pricing and availability of transportation or raw materials; increased health and safety incidents; our ability to negotiate reasonable collective bargaining agreements with the unions representing certain employees; increases in the rate of cancellations of home sales orders; our ability to successfully integrate past acquisitions or future acquisitions; involvement in vertically integrated lines of business, including manufactured housing consumer finance, commercial finance and insurance; information technology failures or cyber incidents; our ability to maintain the security of personally identifiable information of our customers, suppliers and employees; our participation in certain financing programs for the purchase of our products by industry distributors and consumers, which may expose us to additional risk of credit loss; our exposure to significant warranty and construction defect claims; our exposure to claims and liabilities relating to products supplied to the Company or work done by subcontractors; our contingent repurchase obligations related to wholesale financing provided to industry distributors; a write-off of all or part of our goodwill; our ability to maintain relationships with independent distributors; our business and operations being concentrated in certain geographic regions; taxation authorities initiating or successfully asserting tax positions which are contrary to ours; governmental and regulatory disruption, including (i) prolonged delays by Congress and the President to approve budgets or continuing appropriations resolutions to facilitate the operation of the federal government or (ii) shutdowns or delays at the Mexico border; curtailment of available financing from home-only lenders and increased lending regulations; the effect of increasing interest rates on our customer's ability to finance home purchases; availability of wholesale financing and limited floor plan lenders; market forces, rising interest rates, fluctuations in exchange rates and housing demand fluctuations; the cyclical and seasonal nature of our business; competition; general deterioration in economic conditions and turmoil in the financial markets; unfavorable zoning ordinances; extensive regulation affecting the production and sale of manufactured housing; potential financial impact on the Company from the recently settled regulatory action by the SEC against the Company, including potential higher insurance costs as a result of such action, potential reputational damage that the Company may suffer and the Company's potential ongoing indemnification obligations related to ongoing litigation not involving the Company; losses not covered by our director and officer insurance, which may be large, adversely impacting financial performance; loss of any of our executive officers; liquidity and ability to raise capital may be limited; and organizational document provisions delaying or making a change in control more difficult; together with all of the other risks described in our filings with the SEC. Readers are specifically referred to the Risk Factors described in Item 1A of the Company's Annual Report on Form 10-K for the year ended April 2, 2022 as may be updated from time to time in future filings on Form 10-Q and other reports filed by the Company pursuant to the Securities Exchange Act of 1934, which identify important risks that could cause actual results to differ from those contained in the forward-looking statements. Cavco expressly disclaims any obligation to update any forward-looking statements contained in this release, whether as a result of new information, future events or otherwise, as required by law. Investors should not place undue reliance on any such forward-looking statements.

CAVCO INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	April 1, 2023	April 2, 2022
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$271,427	$244,150
Restricted cash, current	11,728	14,849
Accounts receivable, net	89,347	96,052
Short-term investments	14,978	20,086
Current portion of consumer loans receivable, net	17,019	20,639
Current portion of commercial loans receivable, net	43,414	32,272
Current portion of commercial loans receivable from affiliates, net	640	372
Inventories	263,150	243,971
Prepaid expenses and other current assets	92,876	71,726
Total current assets	804,579	744,117
Restricted cash	335	335
Investments	18,639	34,933
Consumer loans receivable, net	27,129	29,245
Commercial loans receivable, net	53,890	33,708
Commercial loans receivable from affiliates, net	4,033	2,214
Property, plant and equipment, net	228,278	164,016
Goodwill	114,547	100,993
Other intangibles, net	29,790	28,459
Operating lease right-of-use assets	26,755	16,952
Total assets	$1,307,975	$1,154,972
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$30,730	$43,082
Accrued expenses and other current liabilities	262,661	251,088
Total current liabilities	293,391	294,170
Operating lease liabilities	21,678	13,158
Other liabilities	7,820	10,836
Deferred income taxes	7,581	5,528
Redeemable noncontrolling interest	1,219	825
Stockholders' equity
Preferred stock, $0.01 par value; 1,000,000 shares authorized; No shares issued or outstanding	—	—
Common stock, $0.01 par value; 40,000,000 shares authorized; Issued 9,337,125 and 9,292,278 shares, respectively	93	93
Treasury stock, at cost; 671,801 and 241,773 shares, respectively	(164,452)	(61,040)
Additional paid-in capital	271,950	263,049
Retained earnings	869,310	628,756
Accumulated other comprehensive loss	(615)	(403)
Total stockholders' equity	976,286	830,455
Total liabilities, redeemable noncontrolling interest and stockholders' equity	$1,307,975	$1,154,972

CAVCO INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Year Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Net revenue	$476,380	$505,479	$2,142,713	$1,627,158
Cost of sales	355,739	375,879	1,587,781	1,218,409
Gross profit	120,641	129,600	554,932	408,749
Selling, general and administrative expenses	66,389	59,727	258,323	206,253
Income from operations	54,252	69,873	296,609	202,496
Interest income	3,933	1,260	10,679	3,537
Interest expense	(300)	(126)	(910)	(702)
Other income (expense), net	676	(2,452)	385	6,658
Income before income taxes	58,561	68,555	306,763	211,989
Income tax expense	(11,201)	(15,157)	(65,922)	(14,247)
Net income	47,360	53,398	240,841	197,742
Less: net income (loss) attributable to redeemable noncontrolling interest	48	(226)	287	43
Net income attributable to Cavco common stockholders	$47,312	$53,624	$240,554	$197,699

Net income per share attributable to Cavco common stockholders
Basic	$5.45	$5.86	$27.20	$21.54
Diluted	$5.39	$5.80	$26.95	$21.34
Weighted average shares outstanding
Basic	8,683,376	9,150,741	8,844,326	9,178,593
Diluted	8,781,079	9,243,121	8,924,452	9,264,153

CAVCO INDUSTRIES, INC.
OTHER OPERATING DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Year Ended
	April 1, 2023	April 2, 2022	April 1, 2023	April 2, 2022
Capital expenditures	$3,256	$9,715	$44,106	$18,653
Depreciation	$4,170	$3,745	$14,833	$9,633
Amortization of other intangibles	$559	$522	$2,070	$1,384

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